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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to (i) the TETRA Technologies, Inc. 1990 Stock Option Plan, as amended and (ii) the TETRA Technologies, Inc. 1996 Stock Option Plan for Nonexecutive Employees and Consultants, of our report dated February 21, 2001, with respect to the consolidated financial statements and schedules of TETRA Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Houston, Texas
May 30, 2001